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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


             Date of Report (Date of earliest event) March 4, 2001
                                                     -------------



                           BELDEN & BLAKE CORPORATION
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             (Exact name of registrant as specified in its charter)



          Ohio                           0-20100                 34-1686642
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(State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation)                                            Identification No.)




5200 Stoneham Road, North Canton, Ohio                            44720
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(Address of principal executive offices)                        (Zip Code)

                                 (330) 499-1660
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               Registrant's telephone number, including area code

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                           BELDEN & BLAKE CORPORATION

Item 5.    Other Events
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         Effective March 4, 2001, Tommy L. Knowles, Senior Vice President of
Exploration and Production, left Belden & Blake Corporation (the "Company") to pursue other business opportunities. Mr. Knowles joined the organization in 1996 to manage the Company's operating districts.

         On March 5, 2001, the Company named Richard R. Hoffman as Senior Vice President of Exploration and Production, replacing Mr. Knowles. Mr. Hoffman has worked in the oil and gas industry for 28 years and has extensive operational experience in the Appalachian Basin. From 1998 to 2000, he served as Manager of Production for Dominion Appalachian Development Inc., a subsidiary of Dominion Resources, Inc., specializing in natural gas exploration and production. From 1982 to 1997, he was Executive Vice President and Chief Operating Office of Alamco, Inc., which was a publicly-traded independent oil and gas company with operations in the Appalachian Basin. In addition, Mr. Hoffman has held management and engineering positions with Cabot Oil and Gas Corporation, Flint Oil and Gas, Inc., and The Wiser Oil Company. He graduated from West Virginia University with a Bachelor of Science degree in Geology. Mr. Hoffman is affiliated with numerous oil and gas associations including the Ohio Oil and Gas Association, the Independent Oil and Gas Association of West Virginia, the Tennessee Oil and Gas Association, and the Society of Petroleum Engineers.

Signatures
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    March 12, 2001                  BELDEN & BLAKE CORPORATION
      -----------------                  (Registrant)


                                         By: /s/ John L. Schwager
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                                             John L. Schwager
                                             Director, President and Chief
                                               Executive Officer